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                                                                   Exhibit 23(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 1992 on our audit of Empresa Minera Inti Raymi S.A. included in Battle Mountain Gold Company's Annual Report on Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.



Moreno, Munoz y Cia
La Paz, Bolivia
April 20, 1994